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Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             3TEC ENERGY CORPORATION



     FIRST:  The name of the Corporation is 3TEC ENERGY CORPORATION.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges conferred upon corporations by the laws of the State of Delaware as in force from time to time, including, without limitation, all powers necessary or appropriate to carry out all those acts and activities in which it may lawfully be engaged.

     FOURTH: The Corporation has authority to issue not more than eighty million (80,000,000) shares of capital stock, which are divided into classes as follows:

     (a) Sixty million (60,000,000) shares of common stock with $.02 par value, designated "Common Stock" which, except as specifically granted to the preferred stock as set forth below, are entitled to the entire stock voting power in regard to the Corporation, to all dividends declared and to all assets of the Corporation upon liquidation.

     (b) Twenty million (20,000,000) shares of preferred stock with $.02 par value, designated "Preferred Stock".

     (c) The designations and the powers, preferences and rights and the qualifications, limitations or restrictions of the preferred stock shall be as follows:

     The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares from the authorized preferred stock which may be issued in one or more series, with such designations, preferences and relative participating optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors and as are not stated or expressed in the Certificate of Incorporation or any Amendment thereto, including (but without limiting the generality of the foregoing) the following:

              (1) the distinctive designation of a series, if any, and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such


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                       series) or decreased (but not
                       below the number of shares
                       thereof then outstanding) from
                       time to time by like action of
                       the Board of Directors;

              (2)      the annual rate of dividends payable on
                       preferred shares or on the shares of any series created, whether the dividends shall be cumulative, noncumulative or partially cumulative dividends and the date from which dividends shall be accumulated, if dividends are to be cumulative;

              (3)      the time or times when and the
                       price or prices at which
                       preferred shares or shares of
                       any series created, shall be
                       redeemable and the sinking
                       fund provisions, if any, for
                       the purchase or redemption of
                       such shares;

              (4)      the amount payable on
                       preferred shares or shares of
                       any series created and the
                       rights of holders of such
                       shares in the event of any
                       liquidation, dissolution or
                       winding up of the affairs of
                       the Corporation;

              (5)      the rights, if any, of the
                       holders of preferred shares or
                       shares of any series created
                       to convert such shares into,
                       or exchange such shares for,
                       shares of common stock or
                       shares of any other series of
                       preferred stock, if any, and
                       the terms and conditions of
                       such conversions or exchange;
                       and

              (6)      the voting rights, if any,
                       which holders of such shares
                       may exercise.

     The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Shares, but in all other respects the shares of each series of Preferred Shares shall be of equal rank with each other, regardless of series. All of the Preferred Shares of any one series shall be identical with each other in all respects.

     (d) DIVIDEND RIGHTS. The holders of the Preferred Shares of any series shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available for that purpose under the laws of the State of Delaware, preferential dividends which may be either cumulative or noncumulative at the rate per annum fixed by the Board of Directors for such series. Such dividends shall be payable at the time determined by the Board of Directors. If Preferred Shares of more than one series are outstanding, and the stated dividend is not paid in full, all series of Preferred Shares shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sum which

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would be payable on such shares if all dividends were declared and paid in full. Accumulations of dividends shall not bear interest. So long as any Preferred Shares shall remain outstanding, no dividends shall be declared or paid to any distributions made on the Common Shares or on any other class of shares junior to the Preferred Shares, and no share of common or of any other class junior to the Preferred Shares shall be purchased or retired, and no monies shall be made available for a sinking fund for such purpose unless dividends for all past dividend periods shall have been paid on all outstanding Preferred Shares of all series. Subject to the above provisions, and not otherwise, dividends may be paid from time to time on the Common Shares or other junior issues out of funds legally available for the purpose as and when declared by the Board of Directors.

     (e)      REDEMPTION

              (1)      The Corporation, on the sole
                       authority of the board of
                       Directors, may at its option
                       redeem all or any part of any
                       series of the Preferred Shares
                       on the terms, including
                       redemption price, and to the
                       extent, if any, therefor
                       affixed by the Board of
                       Directors. Such redemption may
                       be effected only after
                       dividends which have been
                       declared or accrued on any
                       series of Preferred Shares
                       have been paid. If less than
                       all of the Preferred Shares of
                       any series is to be redeemed,
                       the redemption shall be in
                       such amount and by such
                       method, whether by lot or pro
                       rata, or by such other method
                       as may then be required by law
                       or by the rules and
                       regulations of any stock
                       exchange upon which the
                       Preferred Shares may at that
                       time be listed, as may from
                       time to time be determined by
                       the Board of Directors.
                       Written notice of redemption
                       stating the date and place of
                       redemption shall be mailed by
                       the Corporation, not less than
                       thirty (30) days nor more than
                       sixty (60) days prior to the
                       redemption date, to the record
                       holders of the shares to be
                       redeemed, directed to their
                       last noted addresses as shown
                       by the corporate records.

              (2)      If notice of redemption is
                       given as provided above, and
                       if on the redemption date the
                       Corporation has set apart in
                       trust for the purpose,
                       sufficient funds for such
                       redemption, then from and
                       after the redemption date,
                       notwithstanding that any
                       certificate for such shares
                       has not been surrendered for
                       cancellation, the Preferred
                       Shares called for redemption
                       shall no longer
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                       be deemed outstanding and all
                       rights with respect to such
                       shares shall forthwith cease
                       and terminate, except on the
                       right of the holders thereof
                       to receive the redemption
                       price, without interest, upon
                       surrender of certificates of
                       the shares called for
                       redemption.

              (3)      Any funds so set apart or
                       deposited which, at the end of
                       one (1) year after the
                       redemption date, remain
                       unclaimed by the holder(s) of
                       Preferred Shares called for
                       redemption, shall be released
                       and returned to the
                       Corporation upon demand, and
                       shall thereafter be available
                       for general corporate
                       purposes, and the depository,
                       if any, shall thereupon be
                       relieved of all responsibility
                       therefor to such holders. Any
                       interest accrued on funds so
                       deposited shall be paid to the
                       Corporation from time to time.

              (4)      Preferred Shares which are
                       redeemed as provided in this
                       section, or are reacquired for
                       retirement pursuant to any
                       sinking fund which may be
                       established therefor, may be
                       held as Treasury Shares or may
                       be canceled and retired in the
                       manner provided by law, and
                       appropriate proceedings to
                       effect the corresponding
                       reduction in the stated
                       capital of the Corporation
                       shall be taken.

     (f) RIGHTS ON LIQUIDATION. In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of the Preferred Shares then outstanding shall be entitled to receive the amount per share theretofore affixed by the Board of Directors of the various series, plus any accrued interest, and no more, before any payment or distribution of the assets of the Corporation is made to or set apart for the holders of Common Shares or any other class junior to the Preferred Shares. If the assets of the Corporation distributable to the holders of all the Preferred Shares are insufficient for the payment to them of the full preferential amount described above, such assets shall be distributed ratably among the holders of all Preferred Shares of all series in accordance with the amounts which would be payable on such distribution if all sums payable were discharged in full. After payment for the preferential amounts required to be paid to the holders of all Preferred Shares then outstanding, the holders of Preferred Shares and/or any other class junior to the Preferred Shares shall be entitled, to the exclusion of the holders of any of the Preferred Shares, to share in all remaining assets of the Corporation in accordance with their respective interests.

     For the purposes of this Section and any certificate filed pursuant to law and setting forth the designation, description, and terms of any series of Preferred Shares, a

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consolidation or merger of the Corporation with any other corporation or corporations shall not be deemed a liquidation or winding up of the Corporation.

     FIFTH: Unless and except to the extent the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     SIXTH: The incorporator is David S. Elkouri, whose mailing address is 2000 Epic Center, 301 North Main, Wichita, Kansas 67202.

     SEVENTH: The Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

     EIGHTH:

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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     (c)  To the extent that a director, officer, employee or agent of the
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article EIGHTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs
(a) and (b) of this Article EIGHTH. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article EIGHTH.

     (h) For purposes of this Article EIGHTH, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had

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continued.

     (i) For purposes of this Article EIGHTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     NINTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director. Without limiting the foregoing in any respect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     The undersigned, being the incorporator hereinabove named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, makes the certificate as of November 24, 1999, declaring and certifying that this is his act and deed and that the facts herein stated are true.

                                       /s/ David S. Elkouri
                                    ---------------------------
                                         David S. Elkouri